Exhibit 99.1

Comstock Holding Companies Announces 2015 Results and Provides Preliminary Highlights for First Quarter 2016

WASHINGTON & RESTON, Va.—(BUSINESS WIRE)—

Comstock Holding Companies, Inc., (NASDAQ: CHCI), today announced financial results for the year ended December 31, 2015 and provided an update on first quarter 2016 performance:

Highlights of Fourth Quarter of 2015

•	Fourth Quarter Revenue Up 166% to $26.2 Million from $9.8 Million in 4Q14

•	Fourth Quarter Unit Deliveries Up 165% to 53 from 20 in Same Period 2014

•	Fourth Quarter net income attributable to Comstock of $1.0 million before accounting for 2015 impairments of $2.8 million.

Highlights of 2015

•	2015 Revenue Up 28% to $61.4 Million from $48.0 Million in 2014

•	2015 Unit Deliveries Up 21% to 123 from 102 in 2014

•	Net loss of $(4.6) million or $(1.43) per diluted share in 2015 compared to net loss of $(6.8) million or $(2.27) per diluted share in 2014

•	2015 results reflect an impairment charge of $(2.8) million or $(0.86) per diluted share

•	Backlog at year-end 2015 of 25 units valued at $10.8 million, compared to 24 units valued at $12.4 million at year-end 2014;

The Company filed a Form 12b-25 Notification of Late Filing with the U.S. Securities and Exchange Commission on March 31, 2016 with regard to its Form 10-K for the year ended December 31, 2015. The Company needed additional time to complete the accounting associated with the Company’s conversion of Stonehenge debt to preferred equity and most recent private offering, Comstock Growth Fund II. The Company expects that it will complete the subject work in time for the Company to file its Form 10-K for the fiscal year ended December 31, 2015 within the fifteen-day extension provided by Rule 12b-25 of the Exchange Act.

2016 1st quarter preliminary highlights:

On a preliminary basis, the Company indicated performance metrics as set forth below during the first quarter of 2016. Note that the preliminary financial results, other than the historical results referenced below, are subject to completion of Comstock’s financial and accounting closing and review procedures.

•	Homebuilding revenue in the first quarter of 2016 of $9.5 million compared to approximately $10.0 million in the same period of 2015,

•	Unit deliveries in the first quarter of 2016 of 22, compared to 21 unit deliveries in the same period of 2015,

•	Backlog at March 31, 2016 of 38 units valued at approximately $16.3 million, all of which is expected to be delivered in 2016, compared to 27 units valued at $14.3 million at March 31, 2015.

Business Commentary

Chairman and CEO Christopher Clemente commented: “Significant operational enhancements and changes to our product offerings implemented over the 18 months helped make the fourth quarter of 2015 our most productive quarter in several years. Cost reductions resulting from several operational changes will contribute to general and administrative reductions in 2016. We are confident that our reduced fixed operating costs coupled with what appears to be improving conditions in our core market of Washington, DC will contribute positively to our effort to restore the Company to profitability.”

	Year Ended December 31,
	2015	2014
Revenues
Revenue—homebuilding	$60,132	$47,378
Revenue—other	1,244	587

Total revenue	61,376	47,965

Operating loss	(3,556)	(2,976)
Net loss	(1,963)	(3,114)
Net income attributable to non-controlling interests	2,604	3,725

Net loss attributable to Comstock Holding Companies, Inc.	$(4,567)	$(6,839)

Basic and diluted net loss per share	$(1.43)	$(2.27)

Supplemental data
Unit deliveries	123	102
Backlog units	25	24
Backlog revenue	$10,785	$12,430
Controlled communities (1)	17	19
Open communities	10	7
Pipeline units under control (1)	526	946

(1)	Includes communities and units under land option purchase contract, not owned.

COMSTOCK COMMUNITIES NOW OPEN

•	Townes at Falls Grove (Manassas, VA, Prince William County) - townhome style condominiums priced from the high $200s

•	Townes at Shady Grove (Rockville, MD, Montgomery County) - townhomes, adjacent to the Metro, priced from the low $600s

•	Townes at Maxwell Square (Frederick, MD, Frederick County) - townhomes in historic downtown Frederick priced from the high $300s

•	Townes at Hallcrest (Sterling, VA, Loudoun County) - townhomes priced from the mid $400s

•	Estates at Falls Grove (Manassas, VA, Prince William County) - single-family homes priced from the high $400s

•	Estates at Leeland (Fredericksburg, VA, Stafford County) - single-family homes priced from the mid $300s

•	The Villas at Two Rivers I (Odenton, MD, Anne Arundel County) - villas priced from the low $400s

•	The Villas at Two Rivers II (Odenton, MD, Anne Arundel County) - villas priced from the low $400s

COMSTOCK COMMUNITIES COMING SOON

•	Marrwood East (Loudoun County, VA) - single-family homes priced from the $600s with sales activity beginning in February 2016

•	Townes at Shady Grove – Phase II (Rockville, MD, Montgomery County) — townhomes, adjacent to the Metro, priced from the low $600s

•	The Estates at Popkins Lane (Alexandria, VA) - single-family homes priced from the mid $800s with construction activity beginning in late 2016 and sales activity beginning in winter of 2017

•	Townes at Totten Mews (Washington, DC) – townhomes priced from the high $500s with construction and sales activity beginning in mid 2016.

•	The Townes at Richmond Station (Manassas, VA) – townhomes priced from the $300s with construction activity beginning in late 2017 and sales activity in early 2018.

•	Condos at Richmond Station (Manassas, VA) – condominiums priced from the high $200s with construction activity beginning in late 2017 and sales activity in early 2018.

About Comstock Holding Companies, Inc.

Comstock is a homebuilding and multi-faceted real estate development and services company that builds a wide range of housing products under its Comstock Homes brand through its wholly owned subsidiary, Comstock Homes of Washington, LC. Our track record of developing numerous successful new home communities and nearly 6,000 homes, together with our substantial experience in building a diverse range of products including apartments, single-family homes, townhomes, mid-rise condominiums, high-rise condominiums and mixed-use (residential and commercial) developments has positioned Comstock as a leading developer and homebuilder in the Washington, D.C. metropolitan area. Comstock is a publicly traded company, trading on NASDAQ under the symbol CHCI. For more information about Comstock or its new home communities, please visit www.comstockhomes.com.

Cautionary Statement Regarding Forward-Looking Statements

This release includes “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect,” “will,” “should,” “seeks” or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties, many of which are beyond our control. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. Some factors which may affect the accuracy of the forward-looking statements apply generally to the real estate industry, while other factors apply directly to us. Any number of important factors which could cause actual results to differ materially from those in the forward-looking statements include, without limitation: completion of Comstock’s financial accounting and review procedures; general economic and market conditions, including interest rate levels; our ability to service our debt; inherent risks in investment in real estate; our ability to compete in the markets in which we operate; economic risks in the markets in which we operate, including actions related to government spending; delays in governmental approvals and/or land development activity at our projects; regulatory actions; fluctuations in operating results; our anticipated growth strategies; shortages and increased costs of labor or building materials; the availability and cost of land in desirable areas; adverse weather conditions or natural disasters; our ability to raise debt and equity capital and grow our operations on a profitable basis; and our continuing relationships with affiliates. Additional information concerning these and other important risk and uncertainties can be found under the heading “Risk Factors” in our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, for the fiscal year ended December 31, 2014. Our actual results could differ materially from these projected or suggested by the forward-looking statements. Comstock claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements contained herein. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

COMSTOCK HOLDING COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

	December 31,	December 31,
	2015	2014
ASSETS
Cash and cash equivalents	$12,448	$7,498
Restricted cash	2,566	1,779
Trade receivables	332	110
Real estate inventories	38,223	40,889
Fixed assets, net	394	395
Other assets	4,515	5,696

TOTAL ASSETS	$58,478	$56,367

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$7,638	$8,538
Notes payable - secured by real estate inventories	24,823	28,379
Notes payable - due to affiliates, unsecured, net of discount	19,028	15,488
Notes payable - unsecured	1,548	2,064
Income taxes payable	—	43

TOTAL LIABILITIES	53,037	54,512

Commitments and contingencies	—	—
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred Stock, $0.01 par value, 772,210 issued and outstanding shares with a liquidation preference of $3,861 at December 31, 2015 and 0 shares authorized, issued and outstanding at December 31, 2014	$1,174	$—
Class A common stock, $0.01 par value, 11,038,071 shares authorized, 2,997,437 and 2,726,455 issued and outstanding, respectively	30	27
Class B common stock, $0.01 par value, 390,500 shares authorized, issued and outstanding	4	4
Additional paid-in capital	175,963	171,639
Treasury stock, at cost (85,570 and 74,576 shares Class A common stock, respectively)	(2,662)	(2,583)
Accumulated deficit	(175,785)	(171,218)

TOTAL COMSTOCK HOLDING COMPANIES, INC. (DEFICIT)	(1,276)	(2,131)
Non-controlling interests	6,717	3,986

TOTAL EQUITY	5,441	1,855

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$58,478	$56,367

COMSTOCK HOLDING COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(Amounts in thousands, except per share data)

	Year Ended December 31,
	2015	2014
Revenues
Revenue—homebuilding	$60,132	$47,378
Revenue—other	1,244	587

Total revenue	61,376	47,965

Expenses
Cost of sales—homebuilding	51,583	38,133
Cost of sales—other	551	372
Impairment charges and write-offs	2,765	2,695
Sales and marketing	2,076	2,130
General and administrative	7,410	7,585
Interest and real estate tax expense	547	26

Operating loss	(3,556)	(2,976)
Other income, net	861	230

Loss before income tax benefit (expense)	(2,695)	(2,746)
Income tax benefit (expense)	732	(368)

Net loss	(1,963)	(3,114)
Less: Net income attributable to non-controlling interests	2,604	3,725

Net loss attributable to Comstock Holding Companies, Inc.	$(4,567)	$(6,839)

Basic loss per share	$(1.43)	$(2.27)
Diluted loss per share	$(1.43)	$(2.27)

Basic weighted average shares outstanding	3,198	3,012
Diluted weighted average shares outstanding	3,198	3,012

	Pipeline Report as of December 31, 2015
Project	State	Product Type (1)	Estimated Units at Completion	Units Settled	Backlog (8)	Units Owned Unsold	Units Under Control (2)	Total Units Owned, Unsettled and Under Control	Average New Order Revenue Per Unit to Date
City Homes at the Hampshires	DC	SF	38	37	—	1	—	1	746
Townes at the Hampshires (3)	DC	TH	73	70	2	1	—	3	552
Estates at Falls Grove	VA	SF	19	8	3	8	—	11	537
Townes at Falls Grove	VA	TH	110	57	4	49	—	53	301
Townes at Shady Grove Metro	MD	TH	36	26	—	10	—	10	581
Townes at Shady Grove Metro (4)	MD	SF	3	3	—	—	—	—	—
Momentum | Shady Grove Metro (5)	MD	Condo	110	—	—	110	—	110	—
Estates at Emerald Farms	MD	SF	84	78	—	6	—	6	—
Townes at Maxwell Square	MD	TH	45	32	9	4	—	13	421
Townes at Hallcrest	VA	TH	42	7	2	33	—	35	467
Estates at Leeland	VA	SF	24	—	1	23	—	24	438
Villas | Preserve at Two Rivers 28’	MD	TH	10	2	—	8	—	8	445
Villas | Preserve at Two Rivers 32’	MD	TH	10	3	4	3	—	7	509
Estates at Popkins Lane	VA	SF	12	—	—	—	12	12	—
Townes at Richmond Station	VA	TH	54	—	—	—	54	54	—
Richmond Station Multi-family	VA	MF	104	—	—	—	104	104	—
Townes at Totten Mews (6)	DC	TH	40	—	—	—	40	40	—
Marrwood East (7)	VA	SF	35	—	—	—	35	35	—

Total			849	323	25	256	245	526

(1)	“SF” means single family home, “TH” means townhouse, “Condo” means condominium and “MF” means multi-family.
(2)	Under land option purchase contract, not owned.
(3)	3 of these units are subject to statutory affordable dwelling unit program.
(4)	Units are subject to statutory moderately priced dwelling unit program.
(5)	16 of these units are subject to statutory moderately priced dwelling unit program.
(6)	5 of these units are subject to statutory affordable dwelling unit program.
(7)	1 of these units is subject to statutory affordable dwelling unit program.
(8)	“Backlog” means we have an executed order with a buyer but the settlement did not occur prior to report date.

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Company:

Comstock Holding Companies, Inc.

Christopher Conover, 703-230-1985

Interim Chief Financial Officer

or

Investor Relations:

LHA

Jody Burfening / Harriet Fried, 212-838-3777

hfried@lhai.com

Source: Comstock Holding Companies, Inc.

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